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                                                                  Exhibit(j)(1)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Information," "Counsel and Auditors" and "Financial Statements" in the Registration Statement (Form N-1A) of Northern Institutional Funds filed with the Securities and Exchange Commission and to the incorporation by reference therein and in the related Prospectus of our reports dated January 15, 1999 in this Post-Effective Amendment No. 42 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-80543) and in this Amendment No. 43 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-3605).



     /s/ ERNST & YOUNG LLP


Chicago, Illinois
October 15, 1999